UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Fidelity Private Credit Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01571	88-6585799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Summer Street Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 563-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 17, 2025, Fidelity Private Credit Fund (the “Fund”), entered into an Amended and Restated Expense Limitation Agreement (the “Expense Limitation Agreement”) with Fidelity Diversifying Solutions LLC (the “Adviser”), effective as of May 1, 2025. The amendments to the Expense Limitation Agreement narrow the Adviser’s right to recoup reimbursed expenses. Pursuant to the Expense Limitation Agreement, the Adviser is obligated to pay on a monthly basis Other Operating Expenses (as defined therein) of the Fund on the Fund’s behalf (each such payment, an “Expense Payment”) such that Other Operating Expenses of the Fund do not exceed 0.70% (on an annualized basis) of the Fund’s average net assets (the “Expense Limitation”). The Adviser’s obligation to make an Expense Payment shall automatically become a liability of the Adviser and the Fund’s right to receive an Expense Payment shall be an asset of the Fund on the last calendar day of the applicable month. Any Expense Payment shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates no later than forty-five (45) days after such obligation was incurred.

The Adviser is obligated to pay or reimburse the Fund any amounts representing fees received by the Adviser for services the Adviser provides to a feeder vehicle that has entered into a separate administration agreement with the Adviser, the Adviser having determined that such fees from the feeder vehicle are reasonably duplicative of fees the Adviser receives under existing Fund service agreements. Any such payments or reimbursements made by the Adviser to the Fund shall not offset Other Operating Expenses and shall not be subject to the Adviser Reimbursement (as defined below).

In consideration of the Adviser’s agreement to make Expense Payments at any time during a fiscal year and to the extent that expenses fall below the Expense Limitation, the Adviser reserves the right to recoup through the end of the fiscal year any expenses that were reimbursed during the fiscal year up to, but not in excess of, the Expense Limitation (an “Adviser Reimbursement”).

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. In connection with any Reimbursement Payment, the Fund may deliver a notice. The Reimbursement Payment for any calendar month shall be paid by the Fund to the Adviser in any combination of cash or other immediately available funds as promptly as possible following such calendar month and in no event later than forty-five (45) days after the end of such calendar month.

The Expense Limitation Agreement shall continue in force until April 30, 2026 and shall renew automatically for successive one-year terms unless either the Fund or the Adviser determines to terminate it and so notifies the other party.

The description above is only a summary of the material provisions of the Expense Limitation Agreement and is qualified in its entirety by reference to a copy of the Expense Limitation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Expense Limitation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Private Credit Fund

Date: April 21, 2025	By:	/s/ Heather Bonner
Name: Heather Bonner
Title: President and Treasurer